Exhibit 10.1

UNITED LEISURE CORPORATION

COMMON STOCK PURCHASE AGREEMENT

July 27, 2002

i

ii

UNITED LEISURE CORPORATION

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (“Agreement”), dated as of July 27, 2002, by and among UNITED LEISURE CORPORATION, a Delaware corporation (the “Company”), and DR. ANDREAS OHLE (the “Purchaser”).

RECITALS

The Company is offering for sale 50,000,000 shares of its Common Stock, par value $.01 per share (the “Common Stock”), to the Purchaser, and the Purchaser desires to purchase such shares of Common Stock upon the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Authorization and Sale of Common Stock.

1.1    Authorization of Common Stock.    The Company has authorized the sale and issuance to the Purchaser of 50,000,000 shares of its Common Stock (the “Shares”), and in connection with the transaction contemplated by this Agreement will increase its authorized capitalization as set forth in the Amendment to Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the “Certificate”).

1.2     Sale and Issuance of the Shares.    Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company an aggregate of 50,000,000 shares of Common Stock at a per share purchase price of $.50 (the “Per Share Price”).

1.3    Schedule 13D; Form 3.    The Purchaser shall file a Schedule 13D and a Form 3 as required under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

Section 2.    Closing Date; Delivery.

2.1    Closing Date.    The Closing of the purchase and sale of the Shares shall take place at the offices of United Leisure Corporation, 1990 Westwood Blvd., Los Angeles, CA 90025 at 10:00 a.m., within 30 days of the date of execution of this Agreement, or at such other location, date, and time as may be agreed upon between the Purchaser and the Company (such closing being called a “Closing” and such date and time being called the “Closing Date”).

2.2     Delivery and Payment.    At Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor, by (i) a certified or official bank check payable to the Company, (ii) by wire transfer per the Company’s instructions, or (iii) by any combination of (i) and (ii) above.

2.3     Delay in Closing.    The Purchaser understands that the Company is a public reporting company subject to the reporting requirements of the Securities Exchange Act. Purchaser also understands that pursuant to such reporting requirements the Company must: (i) file a preliminary information statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission at least thirty days prior to the Closing Date, and (ii) distribute copies of the definitive Information Statement at least twenty days prior to the Closing Date. Purchaser understands and agrees that any delay in Closing caused by, indirectly or directly, the Company’s obligation to file or distribute an Information Statement shall not constitute a breach of this Agreement. The parties agree that the Closing Date shall be extended as required to enable the Company to comply with the above requirements of law.

2.4     Escrow Deposit.    The parties acknowledge and agree that the only reason that the Closing under this Agreement is to be delayed as set forth above in Section 2.1 is the obligations to which the Company is subject under the Securities Exchange Act. All other conditions to Closing have been completed to the satisfaction of both parties. The parties shall place all Closing documents, including the certificates representing the Shares and the total Per Share Price into escrow with either a mutually satisfactory bank or escrow company to be held until the time required to complete the Information Statement, mail it to the Company’s stockholders and allow the passage of the requisite 20 days.

2.5    The Company shall grant the purchaser such registration rights with respect to the Shares as are normal in change of control transactions of this type. Such registration rights shall be evidenced by a Registration Rights Agreement prepared by counsel for the Company.

Section 3.    Representations and Warranties of the Company.    Except as set forth on the Disclosure Schedule (the “Disclosure Schedule”) attached hereto as Exhibit B, which shall designate the exception by reference to the applicable Section of this Section 3, the Company represents and warrants to the Purchaser that, as of the Closing Date:

3.1     Organization and Standing; Certificate of Incorporation and Bylaws.    The Company is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is presently qualified to do business as a foreign corporation in California and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company. The Company has made available to counsel for the Purchaser copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and reflect all amendments now in effect.

3.2     Corporate Power.    The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and all documents or instruments contemplated hereby, to sell and issue the Shares hereunder, to issue the Common Stock in accordance with the provisions of the Certificate, and to carry out and perform its obligations under the terms of this Agreement.

3.3     Subsidiaries.    Except as provided in Section 3.3 of the Disclosure Schedule, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

3.4     Capitalization.    The authorized capital stock of the Company will, upon the filing of the Certificate, consist of 100,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”), and 100,000 shares of Preferred Stock, par value $.01 per share. As of the Closing Date, the number of outstanding shares of the Company’s capital stock is as set forth on Section 3.4 of the Disclosure Schedule. Except as set forth above or in Section 3.4 of the Disclosure Schedule, there are no options, warrants or other rights to purchase or acquire any of the Company’s authorized and unissued capital stock.

3.5     Authorization.    All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of this Agreement and all documents or instruments contemplated hereby by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations under such Agreement has been taken or will be taken prior to the Closing. This Agreement and all documents or instruments contemplated hereby, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate; and the Shares will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Subscription Agreement (as herein defined). The issuance of the Shares is not subject to any preemptive rights or rights of first refusal which have not been complied with or waived.

3.6     Proprietary Rights.    The Company has title and ownership of, or full right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, without any conflict with or infringement of the rights of others. Other than licenses for off-the-shelf software, or as set forth on Section 3.6 of the Disclosure Schedule, there are no material options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or is subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted. Neither the execution and delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as currently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

3.7     Registration Rights.    Except as set forth in this Agreement, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the “Securities Act”), any of its presently outstanding securities or any of its securities which may hereafter be issued.

3.8     Governmental Consent, etc.    No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except (i) the filing of the Certificate in the office of the Secretary of State of the State of Delaware prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.9     Offering.    Subject to the accuracy of the Purchaser’s representations in the Subscription Agreement, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.10     Permits.    The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

3.11     Compliance with Other Instruments.    The Company is not in violation of any term of the Certificate of Incorporation or Bylaws, or in any respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a material adverse effect on the Company’s business. The execution, delivery and performance of and compliance with this Agreement, and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and the issuance of the Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would materially and adversely affect the business of the Company or any of its properties or assets.

3.12     Company Public Information.    The Company has heretofore made available to the Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the “SEC”) (as any such documents have since the time of their original filing been amended, the “Company Documents”) since January 1, 2000, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Company Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Company Documents complied in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act, and the rules and regulations promulgated under such statutes. The consolidated financial statements contained in the Company Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-QSB), reflect all known liabilities of the Company and it subsidiaries, fixed or contingent, required to be stated therein, and present fairly the financial condition of the Company and its subsidiaries at said dates and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods then ended.

3.13     Brokers or Finders.    The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Company or any of its officers or directors, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

3.14     Use of Proceeds.    After payment of all costs and expenses incurred in connection with this Agreement and the transactions related hereto, the net proceeds from the sale of the Common Stock will be used for general working capital, specifically for the benefit of United Internet Technologies, Inc., a wholly-owned subsidiary of the Company, consistent with the prospective activities described in the Business Plan, dated May 2002, provided the Purchaser, as determined by the Board of Directors in operating the business of the Company after the Closing.

Section 4.    Representations and Warranties of the Purchaser.    The Purchaser hereby represents and warrants to the Company as follows:

4.1     Business and Financial Experience.    The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser’s knowledge and experience in financial and business matters are such that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s purchase of the Shares as contemplated by this Agreement. The Purchaser’s financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer complete loss of the Purchaser’s investment.

4.2     Investment Intent; Blue Sky.    The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. The Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth in Section 7.3(a) of this Agreement represents the Purchaser’s true and correct place of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

4.3     Subscription Agreement.    The representations, warranties and covenants made by the Purchaser in the Subscription Agreement and Letter of Investment Intent, of even date herewith in the form attached hereto as Exhibit C (the “Subscription Agreement”) are true, complete and accurate as of the Closing Date.

4.4     Access to Company Information.    The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser has also had an opportunity to ask questions of officers of the Company. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company’s business and prospects, but were not a thorough or exhaustive description.

4.5     Authorization.    All action on the part of the Purchaser, the Purchaser’s partners, Board of Directors, members and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement and all agreements or instruments contemplated hereby, by the Purchaser, the purchase of and payment for the Shares, if applicable, and the performance of all of the Purchaser’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.6     Brokers or Finders.    The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

4.7     Tax Liability.    The Purchaser has reviewed with the Purchaser’s own tax advisors the tax consequences of the transactions contemplated by this Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents with respect to such tax consequences. The Purchaser understands that the Purchaser, and not the Company, shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Section 5.     Conditions to Closing of the Purchaser.    The Purchaser’s obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the Closing Date of the following conditions:

5.1     Representations and Warranties Correct.    The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

5.2     Covenants.    All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3     Blue Sky.    The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

5.4     Certificate.    The Certificate shall have been properly filed in the office of the Secretary of State of the State of Delaware.

5.5     Subscription Agreement.    The Purchaser shall have executed and delivered the Subscription Agreement and the Company shall have accepted the Subscription Agreement with respect to the purchase of the Shares as contemplated by this Agreement.

5.6     Compliance Certificate.    The Company shall have delivered to the Purchaser a certificate of the Company executed by the Chairman of the Board, President and Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.7     Share Certificates.    The Company shall have issued to the Purchaser certificates representing the Shares in accordance with this Agreement.

Section 6.     Conditions to Closing of the Company.    The Company’s obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

6.1     Representations and Warranties Correct.    The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

6.2     Covenants.    All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3     Certificate.    The Certificate shall have been filed in the office of the Secretary of State of the State of Delaware.

6.4     Subscription Agreement.    The Purchaser shall have executed and delivered the Subscription Agreement and the Company shall have accepted the Subscription Agreement with respect to the purchase of the Shares as contemplated by this Agreement.

6.5     Investment.    The Purchaser shall have tendered, in the aggregate, at the Closing, consideration in the amount of $25,000,000.

6.6     Schedule 13D.    The Purchaser shall have prepared for filing with the SEC a Schedule 13D and a Form 3 as required by the Securities Exchange Act, which Schedule and Form shall be filed immediately following the Closing, in form and substance satisfactory to both the Purchaser and the Company.

6.7     Information Statement.    The Company shall have filed a preliminary Information Statement with the SEC at least 30 days prior to the Closing Date and a definitive Information Statement will be filed with the SEC and distributed to the Company’s stockholders at least twenty days prior to the Closing Date.

Section 7.    Miscellaneous.

7.1     Governing Law.    This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

7.2     Entire Agreement; Amendment.    This Agreement and the other documents delivered pursuant hereto, including the Exhibits hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.3     Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger or overnight express, addressed:

(a)  if to the Purchaser, to:

Dr. Andreas Ohle
Holsteiner Chaussee 183 A- 2245 Hamburg
Telefon 040 / 57 00 33 50 Telefax 040 / 57 00 33 51

or at such other address as the Purchaser shall have furnished to the Company, with a copy to:

(b)  if to the Company, to:

United Leisure Corporation
1990 Westwood Blvd., PH
Los Angeles, CA 90025
Attention: Mr. Brian Shuster
Fax:    310-441-0900

or at such other address as the Company shall have furnished to the Purchaser, with a copy to:

Baker, Johnston & Wilson LLP
2501 20th Place South, Suite 250
Birmingham, AL 35223-1747
Attn: J. Brooke Johnston, Jr., Esq.
Fax:    205-263-9051

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

7.4     Delays or Omissions.    Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.5     Expenses.    Each of the Parties to this Agreement shall bear its own expenses in connection with the negotiation and consummation of the terms hereof.

7.6     Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

7.7     Severability.    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

7.8     Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9     Survival of Warranties.    The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement or any other agreement or instrument contemplated hereby shall survive execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

7.10     Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

7.11     Further Assurances.    Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER

/s/ ANDREAS OHLE
Dr. Andreas Ohle

Address of Purchaser:

Dr. Andreas Ohle
Holsteiner Chaussee 183 A- 2245 Hamburg
Telefon 040 / 57 00 33 50 Fax 040 / 57 00 33 51

UNITED LEISURE CORPORATION

By:	/s/ BRIAN SHUSTER
Brian Shuster Chairman of the Board, President and Chief Executive Officer

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
UNITED LEISURE CORPORATION

United Leisure Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by a Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and providing that the written consent of the stockholders to such amendment should be obtained. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by amending the Article thereof numbered “FOURTH” by substituting a new Article FOURTH as set forth below:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million One Hundred Thousand (100,100,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value One Cent ($.01) per share, and One Hundred Thousand (100,000) shares shall be Preferred Stock, par value One Cent ($.01) per share (the “Preferred Stock). The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of the Corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware, by which consent the necessary number of shares as required by statute consented to the amendment, and written notice of action taken by such stockholders’ consent has been given as provided in Section 228 of the General Corporation Law.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Brian Shuster, an authorized officer, this 27 day of July, 2002.

By:	/s/ BRIAN SHUSTER

Brian Shuster Chairman of the Board, President and Chief Executive Officer

2

Exhibit B

Disclosure Schedule related to Common Stock
Purchase Agreement, dated as of July 27, 2002,
between United Leisure Corporation
and the Purchaser thereunder.

Set forth below are the exceptions to the representations and warranties set forth in Section 3 of the Common Stock Purchase Agreement, dated as of July 27, 2002, between United Leisure Corporation and Dr. Andreas Ohle (the “Common Stock Purchase Agreement”). Each section of this Disclosure Schedule designates the exception by relation to the applicable Section in the Common Stock Purchase Agreement to which it relates.

Schedule 3.3

The only operating subsidiary of the Company is United Internet Technologies, Inc., a Delaware corporation, all of the issued and outstanding shares of which are owned by the Company.

Schedule 3.4

At June 30, 2002, the issued and outstanding capital stock and outstanding securities convertible into shares of Common Stock of the Company (i.e., warrants, options, etc.) was as follows:

Common Stock Outstanding	20,511,375 shares

Outstanding Options to purchase shares of Common Stock of United Leisure Corporation at June 30, 2002	4,100,950 shares

Outstanding Common Stock Warrants to purchase shares of Common Stock of United Leisure Corporation at June 30, 2002 (publicly held)	3,297,649 shares

Outstanding options to purchase shares of Common Stock Of United Internet Technologies, Inc. at June 30, 2002	3,786,500

There are no issued and outstanding shares of Preferred Stock of the Company.

Schedule 3.6

Light Sensors technology
AT&T TTS ENGINE

Exhibit C

UNITED LEISURE CORPORATION

SUBSCRIPTION AGREEMENT
and

LETTER OF INVESTMENT INTENT

United Leisure Corporation
1990 Westwood Boulevard
Los Angeles, California 90025

Gentlemen:

In connection with a private placement by United Leisure Corporation, a Delaware corporation (the “Company”), of 50,000,000 shares of its Common Stock, par value $.01 per share, for a purchase price of $.50 per share, to Dr. Andreas Ohle, which is an “accredited investor” as that term is defined in the Securities Act of 1933 (the “Purchaser”), the Purchaser hereby tenders this subscription for the purchase of 50,000,000 shares of the Common Stock of the Company. By execution below, the Purchaser acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.    Subscription Commitment.    The Purchaser hereby subscribes for the purchase of Fifty Million (50,000,000) shares of the Common Stock, par value $.01 per share, of the Company (the “Securities”) for a purchase price of $.50 per share, and as full payment therefor, agrees to pay the sum of Twenty-Five Million Dollars ($25,000,000) concurrently with the execution hereof. All dollar amounts referred to herein refer to U.S. Dollars.

2.    Representations and Warranties.    In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

(a)  The Purchaser has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent available;

(b)  The Purchaser believes that an investment in the securities is suitable for the Purchaser based upon the Purchaser’s investment objectives and financial needs. The Purchaser has adequate means for providing for the Purchaser’s current financial needs and personal contingencies; has no need for liquidity in this investment; at the present time, can afford a complete loss of such investment; and does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser’s net worth, and the Purchaser’s investment in the Securities will not cause such overall commitment to become excessive;

(c)  The Purchaser, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Purchaser is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks;

(d) The Purchaser was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (2) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

(e)  The Purchaser has obtained, to the extent the Purchaser deems necessary, the Purchaser’s own personal professional advice with respect to the risks inherent in the investment in the securities, and the suitability of an investment in the Securities in light of the Purchaser’s financial condition and investment needs;

(f)  The Purchaser recognizes that the Securities as an investment involves a high degree of risk;

(g)  The representations made by the Purchaser herein are true, complete and correct in all material respects as of the date hereof; the Purchaser understands that the Company’s determination that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), which is based upon non-public offerings and applicable to the offer and sale of the Securities, is based, in part, upon the representations, warranties, and agreements made by the Purchaser herein;

(h)  The Purchaser realizes that the purchase of the Securities is a long-term investment; the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities of the Company have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in paragraph 3 below and (B) legends will be placed on the instruments representing the Securities referring to the applicable restrictions on transferability; and

(i)  Stop transfer instructions will be placed with the transfer agent for the Securities, and a legend may be placed on any instrument or certificate representing the Securities substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

3.    Restricted Nature of the Securities.    The Purchaser has been advised and understands that the Securities have not been registered under the Securities Act of 1933 or applicable state securities laws and that the securities are being offered and sold pursuant to exemptions from such laws. The Purchaser represents and warrants that the Securities are being purchased for the Purchaser’s own account and for investment purposes only, and without the intention of reselling or redistributing the same; the Purchaser has made no agreement with others regarding any of the Securities (other than Stockholder Lock-Up Agreements entered into contemporaneously herewith) with certain stockholders and the Company; and the Purchaser’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. The Purchaser is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. The Purchaser further represents and agrees that if, contrary to the foregoing intentions, the Purchaser should later desire to dispose of or transfer any of such securities in any manner, the Purchaser shall not do so unless and until said Securities shall have first been registered under the Act and all

2

applicable securities laws; or an exemption from registration under both federal and state securities laws is available.

4.    Additional Representations.    The undersigned, if other than an individual, makes the following additional representations:

(a)  The Purchaser was not organized for the specific purpose of acquiring the Securities; and

(b)  This Subscription Agreement and Letter of Investment Intent has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed by an authorized officer or representative of the Purchaser, and is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

5.    Sophistication.    The Purchaser further represents and warrants that he has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities and protecting the Purchaser’s own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

6.    Use of Proceeds.    Both the Purchaser and the Company agree and acknowledge that the purchase price paid by the Purchaser hereunder shall be used only in connection with the business, operations or for the benefit of United Internet Technologies, Inc., a wholly-owned subsidiary of the Company.

7.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned do hereby execute this Subscription Agreement and Letter of Investment Intent this 27th day of July, 2002.

/s/ ANDREAS OHLE

Dr. Andreas Ohle

By:

Its:

Address of Purchaser:

Dr. Andreas Ohle Holsteiner Chaussee 183 A-2245 Hamburg Telefon 040 / 57 00 33 50 Fax 040 / 57 00 33 51

ACCEPTANCE

This Subscription Agreement is accepted as of the      day of July, 2002.

UNITED LEISURE CORPORATION

By:	/s/ BRIAN SHUSTER

Its:	CEO

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UNITED LEISURE CORPORATION

SUBSCRIPTION AGREEMENT
and

LETTER OF INVESTMENT INTENT

United Leisure Corporation
1990 Westwood Boulevard
Los Angeles, California 90025

Gentlemen:

In connection with a private placement by United Leisure Corporation, a Delaware corporation (the “Company”), of 50,000,000 shares of its Common Stock, par value $.01 per share, for a purchase price of $.50 per share, to Dr. Andreas Ohle, which is an “accredited investor” as that term is defined in the Securities Act of 1933 (the “Purchaser”), the Purchaser hereby tenders this subscription for the purchase of 50,000,000 shares of the Common Stock of the Company. By execution below, the Purchaser acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.    Subscription Commitment.    The Purchaser hereby subscribes for the purchase of Fifty Million (50,000,000) shares of the Common Stock, par value $.01 per share, of the Company (the “Securities”) for a purchase price of $.50 per share, and as full payment therefor, agrees to pay the sum of Twenty-Five Million Dollars ($25,000,000) concurrently with the execution hereof. All dollar amounts referred to herein refer to U.S. Dollars.

2.    Representations and Warranties.    In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

(a)  The Purchaser has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent available;

(b)  The Purchaser believes that an investment in the securities is suitable for the Purchaser based upon the Purchaser’s investment objectives and financial needs. The Purchaser has adequate means for providing for the Purchaser’s current financial needs and personal contingencies; has no need for liquidity in this investment; at the present time, can afford a complete loss of such investment; and does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser’s net worth, and the Purchaser’s investment in the Securities will not cause such overall commitment to become excessive;

(c)  The Purchaser, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Purchaser is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks;

(d)  The Purchaser was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (2) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

(e) The Purchaser has obtained, to the extent the Purchaser deems necessary, the Purchaser’s own personal professional advice with respect to the risks inherent in the investment in the securities, and the suitability of an investment in the Securities in light of the Purchaser’s financial condition and investment needs;

(f) The Purchaser recognizes that the Securities as an investment involves a high degree of risk;

(g) The representations made by the Purchaser herein are true, complete and correct in all material respects as of the date hereof; the Purchaser understands that the Company’s determination that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), which is based upon non-public offerings and applicable to the offer and sale of the Securities, is based, in part, upon the representations, warranties, and agreements made by the Purchaser herein;

(h) The Purchaser realizes that the purchase of the Securities is a long-term investment; the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities of the Company have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in paragraph 3 below and (B) legends will be placed on the instruments representing the Securities referring to the applicable restrictions on transferability; and

(i) Stop transfer instructions will be placed with the transfer agent for the Securities, and a legend may be placed on any instrument or certificate representing the Securities substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

3.    Restricted Nature of the Securities.    The Purchaser has been advised and understands that the Securities have not been registered under the Securities Act of 1933 or applicable state securities laws and that the securities are being offered and sold pursuant to exemptions from such laws. The Purchaser represents and warrants that the Securities are being purchased for the Purchaser’s own account and for investment purposes only, and without the intention of reselling or redistributing the same; the Purchaser has made no agreement with others regarding any of the Securities (other than Stockholder Lock-Up Agreements entered into contemporaneously herewith) with certain stockholders and the Company; and the Purchaser’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. The Purchaser is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. The Purchaser further represents and agrees that if, contrary to the foregoing intentions, the Purchaser should later desire to dispose of or transfer any of such securities in any manner, the Purchaser shall not do so unless and until said Securities shall have first been registered under the Act and all

2

applicable securities laws; or an exemption from registration under both federal and state securities laws is available.

4.    Additional Representations.    The undersigned, if other than an individual, makes the following additional representations:

(a) The Purchaser was not organized for the specific purpose of acquiring the Securities; and

(b) This Subscription Agreement and Letter of Investment Intent has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed by an authorized officer or representative of the Purchaser, and is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

5.    Sophistication.    The Purchaser further represents and warrants that he has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities and protecting the Purchaser’s own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

6.    Use of Proceeds.    Both the Purchaser and the Company agree and acknowledge that the purchase price paid by the Purchaser hereunder shall be used only in connection with the business, operations or for the benefit of United Internet Technologies, Inc., a wholly-owned subsidiary of the Company.

7.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned do hereby execute this Subscription Agreement and Letter of Investment Intent this 27th day of July, 2002.

/s/ ANDREAS OHLE

Dr. Andreas Ohle

By:

Its:

Address of Purchaser:

Dr. Andreas Ohle Holsteiner Chaussee 183 A- 2245 Hamburg Telefon 040 / 57 00 33 50 Fax 040 / 57 00 33 51

ACCEPTANCE

This Subscription Agreement is accepted as of the 27th day of July, 2002.

UNITED LEISURE CORPORATION

By:	/s/ BRIAN SHUSTER

Its:	CEO

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